EXHIBIT 10.10

LEASE AMENDMENT

This LEASE AMENDMENT (this “Amendment”), dated as of September 30, 2024 is by and between MONTANA RENEWABLES, LLC (“Lessee”) and STONEBRIAR COMMERCIAL FINANCE LLC (“Lessor”).

WHEREAS, Lessee and Lessor have entered into that certain (a) Master Lease Agreement, dated as of December 31, 2021 (the “MLA”); (b) Equipment Schedule No. 1, dated as of December 30, 2022 (“Schedule 1”; such Schedule 1 incorporating the terms of the MLA, the “Plant Lease”); (c) Equipment Schedule No. 2, dated as of August 5, 2022 (“Schedule 2”; such Schedule 2 incorporating the terms of the MLA, the “Hydrocracker Lease”) and (d) Equipment Schedule No. 3, dated as of September 29, 2023 (“Schedule 3”; such Schedule 3 incorporating the terms of the MLA, the “Pre-Treater Lease”; the Schedule 1, Schedule 2, and Schedule 3, together, the “Schedules” and the Plant Lease, the Hydrocracker Lease and Pre-Treater Lease together, the “Leases”);

WHEREAS, Lessee has requested that Lessor provide for an additional early termination option under Schedule 1 and Schedule 3;

WHEREAS, Lessee has requested certain conforming changes to a similar early termination option under Schedule 2 to ensure that each Schedule contains the same Exit Right (as defined below); and

WHEREAS, Lessor is willing to provide such options pursuant to the terms hereof, and desires to effect such changes in this omnibus amendment agreement.

NOW, THEREFORE, in consideration of the mutual premises herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Definitions. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the applicable Lease.
2.	Amendments.
(a).Subject to the terms and conditions of this Amendment, as of the date hereof, Lessee and Lessor hereby agree that notwithstanding anything to the contrary in the Leases or any other Lease Documents, Schedule 1 and Schedule 3 are each amended to insert the following new clause (c) in Section 10 of each such Schedule:

“(c) Notwithstanding anything in the Lease to the contrary, in connection with an Eligible Capital Event, and provided (i) Lessee has paid and Lessor has received all rental and any other payments due under the Lease at or prior to their respective due dates taking into account any allowed grace periods; (ii) no Event of Default shall have occurred and be continuing under the Lease, and (iii) the Early Termination Date has not yet occurred, Lessee shall have the right (the “Exit Right”), upon not less than 10 business days’ prior written notice to Lessor (which notice (an “Exit Notice”) may be contingent, and conditional upon, the successful closing of the Eligible Capital Event if so stated therein), on the date specified by Lessee in the Exit Notice (the “Exit Date”), to purchase all, but not less than all, of the Equipment by paying a lump sum cash payment to Lessor on the Exit Date in an amount equal to (x) the Stipulated Loss Value of the Equipment as of the Exit Date (and without any refund of rent paid on or prior to the Exit Date), plus (y) a fee of

$11,500,000.00 plus (z) all rents, applicable taxes and other amounts then due and owing under the Lease and all transfer taxes (the sum of (x)-(z), the “Exit Price”; such Exit Price a negotiated amount only and expressly for the purpose of this Exit Right and not otherwise intended in any way (nor shall it be deemed) to approximate the value of the Equipment or for any other purpose whatsoever). Upon receipt by Lessor of the Exit Price on the Exit Date as described above, together with any other amounts due and payable under the Lease, all in immediately collectable funds, Lessor shall transfer to Lessee, without recourse or warranty of any kind, express or implied, all of Lessor’s right, title and interest in and to the Equipment on an AS-IS, WHERE-IS basis, except Lessor will be deemed to warrant that the Equipment is free and clear of any liens created by Lessor or any party on its behalf. Lessee shall reimburse Lessor for all taxes, out-of-pocket charges and expenses relating to the sale, registration, use, possession, and operation of the Equipment. Lessor shall provide promptly to Lessee following Lessee’s request (1) wire transfer information, (2) a list of all charges and amounts due and owing by Lessee to Lessor at any relevant date in connection with the foregoing, and (3) such other information and calculations as Lessee may reasonably request in order to permit Lessee to exercise and perform the early termination option described in this Section 10(c). Notwithstanding anything to the contrary contained herein or otherwise, (A) if for any reason Lessee fails to pay the Exit Price and consummate the purchase on the date set forth in any Exit Notice, Lessee shall, promptly upon Lessor’s request therefor, reimburse Lessor for all reasonable,

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documented, out-of-pocket costs, if any, actually incurred by Lessor in connection with such failure, and (B) the Exit Right hereunder may only be exercised and consummated if the “Exit Price” (if any) set forth under each other Schedule issued pursuant to the MLA is also simultaneously received in full by Lessor. “Eligible Capital Event” means one or more public or private capital raises (whether as debt or equity, and regardless of form, including options, warrants, instruments convertible into other securities, and any other form of debt or equity security) resulting in proceeds to Lessee equal to at least the applicable Exit Price

(b).Subject to the terms and conditions of this Amendment, as of the date hereof, Lessee and Lessor hereby agree that notwithstanding anything to the contrary in the Leases or any other Lease Documents, Section 10(b) of Schedule 2 is hereby amended and restated in its entirety to read as follows:

“b.  Notwithstanding anything in the Lease to the contrary, in connection with an Eligible Capital Event, and provided (i) Lessee has paid and Lessor has received all rental and any other payments due under the Lease at or prior to their respective due dates taking into account any allowed grace periods; (ii) no Event of Default shall have occurred and be continuing under the Lease, and (iii) the Early Termination Date has not yet occurred, Lessee shall have the right (the “Exit Right”) to, upon not less than 10 business days’ prior written notice to Lessor (which notice (an “Exit Notice”) may be contingent, and conditional upon, the successful closing of the Eligible Capital Event if so stated therein) , purchase on the date specified by Lessee in the Exit Notice (the “Exit Date”) all, but not less than all, of the Equipment by paying a lump sum cash payment to Lessor on the Exit Date in an amount equal the Exit Price (defined below). Upon receipt by Lessor of the Exit Price on the Exit Date as described above, together with any other amounts due and payable under the Lease, all in immediately collectable funds, Lessor shall transfer to Lessee, without recourse or warranty of any kind, express or implied, all of Lessor’s right, title and interest in and to the Equipment on an AS- IS, WHERE-IS basis, except Lessor will be deemed to warrant that the Equipment is free and clear of any liens created by Lessor or any party on its behalf. Lessee shall reimburse Lessor for all taxes, out-of-pocket charges and expenses relating to the sale, registration, use, possession, and operation of the Equipment. Lessor shall provide promptly to Lessee following Lessee’s request (1) wire transfer information, (2) a list of all charges and amounts due and owing by Lessee to Lessor at any relevant date in connection with the foregoing, and (3) such other information and calculations as Lessee may reasonably request in order to permit Lessee to exercise and perform the early termination option described in this Section 10(b). Notwithstanding anything to the contrary contained herein or otherwise, (A) if for any reason Lessee fails to pay the Exit Price and consummate the purchase on the date set forth in any Exit Notice, Lessee shall, promptly upon Lessor’s request therefor, reimburse Lessor for all reasonable, documented, out-of-pocket costs, if any, actually incurred by Lessor in connection with such failure, and (B) the Exit Right hereunder may only be exercised and consummated if the “Exit Price” (if any) set forth under each other Schedule issued pursuant to the MLA is also simultaneously received in full by Lessor. “Eligible Capital Event” means one or more public or private capital raises (whether as debt or equity, and regardless of form, including options, warrants, instruments convertible into other securities, and any other form of debt or equity security) resulting in proceeds to Lessee equal to at least the applicable Exit Price. “Exit Price” means as of the date such amount is received by Lessor, an amount equal to (i) the original Equipment Cost set forth in Section 2 above times (ii) the applicable Exit Price Percentage set forth in Exhibit C attached hereto and incorporated herein by reference, which Exit Price Percentage corresponds to the number of full monthly rental payments that have been received by Lessor prior to the date of Lessor’s receipt of the Exit Price . The parties hereto acknowledge and agree that this Exit Price is a negotiated amount only and expressly for the purpose set forth above and is not otherwise intended by the parties to, nor shall it otherwise be deemed to, approximate the value of the Equipment or for any other purpose whatsoever.

(c).Subject to the terms and conditions of this Amendment, as of the date hereof, Lessee and Lessor hereby agree that notwithstanding anything to the contrary in the Leases or any other Lease Documents, Section 10(c) of Schedule 2 is hereby amended and restated in its entirety to read as follows:

“c.   Upon receipt by Lessor of the Early Termination Purchase Price on the Early Termination Date as described in (a) above, together with any other amounts due and payable under the Lease, all in immediately collectable funds, Lessor shall transfer to Lessee all of Lessor’s right, title and interest in and to such Equipment on an “as is,” “where is,” “with all faults” basis, without any warranties or representations of any kind whatsoever by, or recourse to Lessor, except that Lessor will, upon such transfer of the Equipment pursuant to the foregoing, warrant that the Equipment is

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free and clear of any liens created by Lessor or any party on Lessor’s behalf. Lessee shall reimburse Lessor for all taxes and out of pocket charges and expenses relating to the sale, registration, use, possession, and operation of the Equipment. Lessor shall provide promptly to Lessee following Lessee’s request (x) wire transfer information, (y) a list of all charges and amounts due and owing by Lessee to Lessor at any relevant date in connection with the foregoing, and (z) such other information and calculations as Lessee may reasonably request in order to permit Lessee to exercise and perform the early termination option described in Section 10(a).

3.No Other Changes. Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the MLA, the Leases or any other Lease Document, or a waiver of any other terms or provisions thereof, each of which shall continue in full force and effect, in each case as amended hereby.
4.Obligations Absolute; No Waiver. Nothing in this Amendment or otherwise shall serve to modify the absolute nature of Lessee’s obligations under the Lease Documents, shall be deemed to be a waiver of any rights of Lessor under the Lease Documents or shall establish a course of dealing or performance that would in any way modify the express terms of the Lease Documents.
5.Representations & Warranties. To induce Lessor to enter into this Amendment, Lessee represents and warrants to Lessor that, in each case, immediately after giving effect to each of the modifications set forth in this Amendment: (a) the representations and warranties of Lessee set forth in the Lease Documents are true and correct in all material respects (except to the extent qualified by materiality, material adverse effect, or words of similar effect, in which case such applicable representations and warranties are true and correct in all respects) on and as of the date hereof (except to the extent any such representations and warranties are expressly limited to an earlier date, in which case the specified earlier date shall apply);

(b) the execution, delivery, and performance by Lessee of this Amendment is within the powers and authority of Lessee and has been duly authorized by Lessee; (c) this Amendment constitutes the legal, valid, and binding obligation of Lessee, enforceable against Lessee in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles; and (d) no Event of Default has occurred and is continuing, or will result immediately after giving effect to the transactions contemplated by this Amendment.

6.Release. To induce Lessor to enter into this Amendment, Lessee hereby absolutely and unconditionally releases and forever discharges Lessor, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity, or upon contract or tort, or under any state or federal law, or otherwise, which Lessee have had, now have or have made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time, to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured, or known or unknown (but excluding arithmetic errors in the calculation of any rent or other amount due Lessor in the ordinary course of business).
7.Effectiveness. This Amendment shall become effective only upon Lessor’s receipt of a fully executed copy of this Amendment.
8.	Miscellaneous.
(a).Entire Agreement. This Amendment and the other Lease Documents constitute the entire agreement and understanding between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior negotiations, understandings and agreements between such parties. There are no unwritten, oral agreements among the parties.
(b).Counterparts. This Amendment may be executed and delivered in one or more counterparts (including via .pdf or other means of electronic transmission), each of which is an original and all of which together constitute one and the same instrument.
(c).Severability; Headings. If any provision or provisions of this Amendment shall be held to be invalid, illegal, unenforceable or in conflict with the law of any relevant jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The headings herein are inserted only for convenience and shall not affect the interpretation of this Amendment.

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(d).Further Assurances; Costs and Expenses. Notwithstanding any provision in any Lease Document to the contrary, Lessee shall execute and deliver such further documents, instruments, and agreements as Lessor may request, and shall take any other actions that are necessary or, in the opinion of Lessor, desirable to, establish, maintain, and protect the rights and remedies of Lessor under the Lease Documents and to carry out the intent and purpose thereof. Lessee shall pay on demand all of Lessor’s costs and expenses (including attorney’s fees and legal expenses) in connection with the preparation, execution and enforcement of this Amendment.
(e).Governing Law; Jury Waiver. This Amendment expressly incorporates the terms of Sections 28 and 29 of the MLA related to, inter alia, governing law, jurisdiction, forum selection, venue and jury waiver as if such terms were set out in full herein, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Lease Amendment to be duly executed as of the date first written above by their respective officers thereunto duly authorized.

LESSOR:

STONEBRIAR COMMERCIAL FINANCE LLC

By: /s/ Harrison P. Smith
Name: Harrison P. Smith Title: Vice President

LESSEE:

MONTANA RENEWABLES, LLC

By: /s/ David Lunin
Name: David Lunin Title: Executive Vice President and Chief Financial Officer